                                                                     EXHIBIT 4.2

                            FIRST AMENDMENT TO THE
                      PREFERRED STOCK PURCHASE AGREEMENT

     FIRST AMENDMENT, dated as of September 19, 1997 (this "Amendment"), to the
                                                            ---------
Stock Purchase Agreement, dated as July 31, 1997 (the "Preferred Stock Purchase
                                                       ------------------------
Agreement"), among Patina Oil & Gas Corporation, a Delaware corporation (the
---------
"Company"), and each of the investors named on Schedule I, revised hereby, and
 -------
who execute signature pages hereto (each an "Investor" and collectively, the
                                             --------
"Investors")(terms defined in the Preferred Stock Purchase Agreement and used
 ---------
herein shall have the meanings given to them in the Preferred Stock Purchase Agreement).

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company and the Investors have entered into the Preferred Stock Purchase Agreement, pursuant to which the Company has agreed to issue and sell to such investors up to 2,520,000 shares of the Company's 8.5% Convertible Preferred Stock, par value $.01 per share, on the terms and conditions set forth in such Preferred Stock Purchase Agreement;

     WHEREAS, the parties to the Preferred Stock Purchase Agreement desire that certain provisions of the Preferred Stock Purchase Agreement be amended in the manner provided for in this Amendment;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     Section 1. Amendments
                ----------

     (a) The Preamble to the Preferred Stock Purchase Agreement is hereby amended by inserting the following phrase following the phrase "1997": "and as amended and restated as of September 19, 1997,"

     (b)   Amendments to Recitals.
           ----------------------

     (i) The first paragraph of the recitals to the Preferred Stock Purchase Agreement is hereby amended by deleting the phrase "100,000" in its entirety and inserting in lieu thereof the phrase "160,000".

     (ii) The third paragraph of the recitals to the Preferred Stock Purchase Agreement is hereby amended by inserting, on the third line, the following phrase in the first parenthetical immediately prior to the word "the": "as amended as of September 19, 1997".

     (iii) The third paragraph of the recitals to the Preferred Stock Purchase Agreement is hereby amended by inserting, on the sixth line, the following parenthetical immediately following the word "Offering": "(other than the 70,000 shares transferred by SOCO to the Investors pursuant to the SOCO Option Agreement referred to below)".

     (iv) The fourth paragraph of the recitals to the Preferred Stock Purchase Agreement is hereby amended by inserting, on the fourth line, in the beginning of the parenthetical immediately following the word "Agreements":
     "(as amended as of September 19, 1997".

     (v) The fourth paragraph of the recitals to the Preferred Stock Purchase Agreement is hereby amended by inserting, on the tenth line, the following phrase immediately following the word "hereof": "and (ii) concurrently with the initial closing hereunder, SOCO has agreed to transfer pursuant to the SOCO Option Agreements an aggregate of 70,000 shares of Common Stock to the Investors;".

     (c)   Amendment to Section 4.05.
           -------------------------

     (i) Section 4.05(a) of the Preferred Stock Purchase Agreement is hereby amended by inserting, on the eighth line, the following phrase immediately prior to the word "except": "or any shares of Common Stock otherwise acquired hereunder,".

     (ii) Section 4.05(b) of the Preferred Stock Purchase Agreement is hereby amended by inserting, on the third line, the following phrase immediately following the word "thereof": "or any shares of Common Stock otherwise acquired hereunder".

     (iii) Section 4.05(b) of the Preferred Stock Purchase Agreement is hereby amended by inserting, on the tenth line, the following phrase immediately following the word "Stock": "and such Common Stock".

     (iv) Section 4.05(b) of the Preferred Stock Purchase Agreement is hereby amended by inserting, in the second paragraph, the following phrase immediately following phrase "JULY 31, 1997": "AS AMENDED AND RESTATED AS OF SEPTEMBER 19, 1997".

     (d)   Amendment to Section 4.07.  Section 4.07 of the Preferred Stock
           -------------------------
Purchase Agreement is hereby amended by inserting, on the fourth line, the following phrase immediately following the word "converted": "and the other shares of Common Stock acquired hereunder".

     (e)   Amendment to Section 4.08.  Section 4.08 of the Preferred Stock
           -------------------------
Purchase Agreement is hereby amended by inserting, on the second line, the following phrase immediately following the word "Stock": "and the Common Stock".

     (f)   Amendment to Section 5.01.  Section 5.01(c) of the Preferred Stock
           -------------------------
Purchase Agreement is hereby amended by deleting, from the fourth line, the word "and", and inserting, on the fifth line the following phrase immediately following the word "Agreement": "and (iii) SOCO shall issue to the Investor 70,000 shares of Common Stock pursuant to the SOCO Option Agreement".

     (g)   Amendment to Section 5.04.  Section 5.04 of the Preferred Stock
           -------------------------
Purchase Agreement is hereby deleted in its entirety.

     (h)    Amendment to Section 6.01.  Section 6.01 of the Preferred Stock
            -------------------------
Purchase Agreement is hereby amended by deleting, from the fourth line, the phrase "as Additional Consideration owned" and inserting in lieu thereof the following phrase: "acquired hereunder and the shares of Common Stock acquired pursuant to the SOCO Option Agreement".

     (i)   Amendments to Section 8.01.
           --------------------------

     (i) Section 8.01(a) of the Preferred Stock Purchase Agreement is hereby amended by inserting the following word immediately following the phrase "Company;": "or".

     (ii) Section 8.01(b) of the Preferred Stock Purchase Agreement is hereby amended by deleting, from the last line, the word "or" and inserting a period in lieu thereof.

     (iii) Section 8.01(c) of the Preferred Stock Purchase Agreement is hereby deleted it in its entirety.

     (j)   Amendment to Section 8.02.  Section 8.02 of the Preferred Stock
           -------------------------
Purchase Agreement is hereby amended by deleting the phrase "Except as provided in Section 8.03, in" in its entirety and inserting in lieu thereof the word "In".

     (k)   Amendment to Section 8.03.  Section 8.03 of the Preferred Stock
           -------------------------
Purchase Agreement is hereby deleted it in its entirety.

     (l)   Amendment to Section 9.07.  Section 9.07 of the Preferred Stock
           -------------------------
Purchase Agreement is hereby amended by deleting the phrase "In the event that SOCO determines not to sell its Common Stock in the Secondary Stock Offering because the proposed Net Offering Price is less than $7.0875 per share, then" in its entirety and inserting in lieu thereof the phrase "At or following the Initial Closing (or the termination of this Agreement, as the case may be),".

     (m)   Amendment to Section 9.16.  Section 9.16 of the Preferred Stock
           -------------------------
Agreement is hereby amended by inserting the following phrase at the end of such paragraph: ; provided, however, that each party hereby consents to the amendments (and, if applicable, restatements) of the Share Repurchase Agreement and the Stock Purchase Agreement that were executed as of September 19, 1997 and references in this Agreement to such documents shall be the form of such document as so amended.

     Section 2.   Effectiveness.  This Amendment shall become effective on the
                  -------------
date on which each of the parties to the Preferred Stock Purchase Agreement shall have executed and delivered this Amendment in accordance with the provisions of Section 9.03 of the Preferred Stock Purchase Agreement.

     Section 3.   No Other Amendments.  Except as expressly amended, modified
                  -------------------
and supplemented hereby, the provisions of the Preferred Stock Purchase Agreement are and shall remain in full force and effect.

     Section 4.  Counterparts.  This Amendment may be executed by one or more of
                 ------------
the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.


                              PATINA OIL & GAS CORPORATION


                              By: /s/ Thomas J. Edelman
                                 -----------------------------
                              Name:  Thomas J. Edelman
                              Title:  Chairman and Chief Executive Officer


                              FIRST RESERVE FUND VII, LIMITED PARTNERSHIP

                              By:  First Reserve Corporation, its General
                                    Partner

                              By: /s/ William Macauley
                                 -----------------------------
                                 Name: William Macauley
                                 -----------------------------
                                 Title:

With copy to:
Thomas R. Denison, Esq.       475 Steamboat Road
Gibson Dunn & Crutcher LLP    Greenwich, Connecticut 06830
1801 California Street        Phone: (203) 625-2502
Suite 4100                    Fax: (203) 661-6729
Denver, Colorado 80202
Phone: (303) 298-5734
Fax: (303) 313-2823

                                    CHASE VENTURE CAPITAL ASSOCIATES, L.P.

                                    By:  Chase Capital Partners, its General
                                          Partner


                                    By: /s/ Arnold L. Chavkin
                                       --------------------------------
                                       Name:   Arnold L. Chavkin
                                       --------------------------------
                                       Title:  General Partner
With copy to:
Harvey Eisenberg, Esq.
O'Sullivan, Graev & Karabell        c/o Chase Capital Partners
30 Rockefeller Plaza, 41st Floor    380 Madison Avenue, 12th Floor
New York, New York 10112            New York, New York 10017
Phone: (212) 408-2416               Phone: (212) 622-3100
Fax: (212) 408-0646                 Fax: (212) 622-3101

                                    HIGHBRIDGE INTERNATIONAL LDC

                                    By: HIGHBRIDGE CAPITAL MANAGEMENT, INC.

                                    By: /s/ Ron Resnick
                                      --------------------------------
                                      Name:   Ron Resnick
                                      --------------------------------
                                      Title:  Managing Director

With copy to:
Ron Resnick, Esq.
c/o Highbridge Capital              c/o Highbridge Capital Management, Inc.
  Management, Inc.                  767 Fifth Avenue, 23rd Floor
767 Fifth Avenue, 23rd Floor        New York, New York 10153
New York, New York 10153            Phone:  (212) 751-4510
Phone: (212) 751-4510               Fax: (212) 486-9379
Fax: (212) 759-6010

                                        BEDFORD FALLS INVESTORS, LP
                                        By: Metropolitan Capital Advisors, LP
                                        its General Partner
                                        By: Metropolitan Capital Advisors, Inc.


                                        By: /s/ Jeffrey S. Schwarz
                                           ------------------------------------
                                                Jeffrey S. Schwarz
                                                Chief Executive Officer

                                        660 Madison Avenue, 20th Floor
                                        New York, NY 10021
                                        Phone: (212) 486-8100
                                        Fax: (212) 486-8819


                                        /s/ Anthony V. Dub
                                        ---------------------------------------
                                        Anthony V. Dub

                                        c/o Credit Suisse First Boston
                                        11 Madison Avenue
                                        New York, NY 10010
                                        Phone: (212) 325-4800
                                        Fax: (212) 325-8266

                                        /s/ Allen Finkelson
                                        ---------------------------------------
                                        Allen Finkelson

                                        c/o Cravath, Swain & Moore
                                        Worldwide Plaza
                                        825 Eighth Avenue - 46th Floor
                                        New York, NY  10019
                                        Phone: (212) 474-1262
                                        Fax:  (212) 765-1047

                                        /s/ William P. Nicoletti
                                        ---------------------------------------
                                        William P. Nicoletti

                                        c/o Nicoletti & Company Inc.
                                        1155 Avenue of the Americas, 29th Floor
                                        New York, NY 10036
                                        Phone:(212) 819-2640

                                        Fax: (212) 391-7420



                                        /s/ Irik P. Sevin
                                        ---------------------------------------
                                        Irik P. Sevin

                                        c/o Petroleum Heat & Power Co., Inc.
                                        2187 Atlantic Street
                                        P.O. Box 1457
                                        Stamford, CT 06904
                                        Phone: (203) 325-5450
                                        Fax: (203) 328-7421

                                        /s/ Peter Seaman
                                        ---------------------------------------
                                        Peter Seaman

                                        c/o Universal Studios
                                        100 Universal City Plaza
                                        Universal Building #507
                                        Suite 3G
                                        Universal City, CA 916082

                                                                      Schedule I

                      SCHEDULE OF INVESTORS' COMMITMENTS

==================================================================================================
Name of Investor          Aggregate Commit-       Percentage of Shares        Number of Shares
                          ment Amount             of 8.5% Convertible         of Common Stock
                                                  Preferred Stock             to be Acquired at
                                                                              Initial Closing
--------------------------------------------------------------------------------------------------
First Reserve Fund            32,500,000                 51.58730%                   82,540
 VII, Limited
 Partnership
--------------------------------------------------------------------------------------------------
Chase Venture Capital         22,500,000                 35.71429%                   57,143
 Associates, L.P.
--------------------------------------------------------------------------------------------------
Highbridge                     4,750,000                  7.53968%                   12,063
 International LDC
--------------------------------------------------------------------------------------------------
Bedford Falls                  2,500,000                  3.96825%                    6,349
 Investors, LP
--------------------------------------------------------------------------------------------------
Anthony V. Dub                   400,000                  0.63492%                    1,016
--------------------------------------------------------------------------------------------------
Allen Finkelson                  100,000                  0.15873%                      254
--------------------------------------------------------------------------------------------------
William P. Nicoletti             100,000                  0.15873%                      254
--------------------------------------------------------------------------------------------------
Irik P. Sevin                    100,000                  0.15873%                      254
--------------------------------------------------------------------------------------------------
Peter Seaman                      50,000                  0.07937%                      127
--------------------------------------------------------------------------------------------------
                              63,000,000                100.00000%                  160,000
--------------------------------------------------------------------------------------------------
                                                                                    160,000
===================================================================================================